NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0117 Dated February 7, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  75,000,000.00
Issue Price:                             100.000%    $  75,000,000.00
Commission or Discount:                    0.086%    $      64,500.00
Proceeds to Company:                      99.914%    $  74,935,500.00


Agent:                            NationsBanc Capital Markets, Inc.,
                                  as Agent


Original Issue Date:              February 12, 1996
Stated Maturity Date:             February 12, 2001

Cusip #:                          63858R-DJ-7
Form:                             Book entry only

Interest Rate:                    5.700% Fixed

Interest Payment Dates:           February 12 and August 12, commencing
                                  on August 12, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No